UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2010

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02(b), (c) and (e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1 Press release dated February 12, 2010

Item 5.02(b), (c) and (e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 12, 2010, Legacy Banks (the “Bank”), a subsidiary of Legacy Bancorp, Inc. (the “Company”) announced that J. Williar Dunlaevy, age 64, will be transitioning from his position as CEO and President of the Bank and President of the Company, while remaining as Chairman of the Company and the Bank, and as CEO of the Company.
The Bank also announced the appointment of Patrick J. Sullivan, age 54, as Chief Executive Officer and President of the Bank and as President of the Company. In addition, Mr. Sullivan will be appointed as a Director of the Company and the Bank. These changes are expected to become effective within the next six to eight weeks.
Mr. Sullivan’s appointment is the culmination of an extensive management succession and search process the Board of Directors commenced over two years ago.
Mr. Sullivan joins Legacy from Sovereign where he served most recently as Executive Vice President and Managing Director of Corporate Banking. Previously he held the position of CEO — New England. Mr. Sullivan joined Sovereign in June of 2000.
Further information regarding the terms and conditions of Mr. Sullivan’s employment will be provided upon finalization of his employment agreement.
Item 8.01 Other Events
On February 12, 2010, the Company issued a press release announcing Mr. Sullivan’s appointment as Chief Executive Officer and President of the Bank, President of the Company and as Director of the Company and the Bank effective within the next six to eight weeks.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibit is furnished as part of this report.

Exhibit Number	Description

Exhibit 99.1	Press release dated February 12, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2010	LEGACY BANCORP, INC.
	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer